                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, as amended by Post-Effective Amendment No. 1, of our report dated December 12, 1998, except as to Note 15, which is as of January 15, 1999 which appears in the 1998 Annual Report to Shareholders of STB Systems, Inc., which is incorporated by reference in STB Systems, Inc.'s Annual Report on Form 10-K/A for the year ended October 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP

Dallas, Texas
February 24, 1999